Exhibit 99.1

Lexaria Files International Cannabinoid Patent Applications

Kelowna, BC – December 19, 2016 - Lexaria Bioscience Corp. (OTCQB:LXRP) (CSE:LXX) (the “Company” or “Lexaria”) is pleased to announce, following the successful October 26, 2016 issuance of its U.S. Patent No. 9,474,725, Cannabinoid Infused Food and Beverage Compositions and Methods of Use Thereof, it has filed to expand this patent internationally. National filing patent applications in Canada, Australia, Japan, China, India and all 37 countries belonging to the European Patent Convention have just been filed. All of these filings follow the initial international Patent Cooperation Treaty (“PCT”) Patent Appl. No PCT/US2015/035128. Lexaria has also filed two new international patent applications under the PCT. These two applications are entitled Methods For Formulating Orally Ingestible Compositions Comprising Lipophilic Active Agents, and Stable Ready-To-Drink Beverage Compositions Comprising Lipophilic Active Agents. These two patent applications were original filed in the United States on December 9, 2015, and are now being filed internationally.

Lexaria’s patented technology has been lab tested to demonstrate important benefits to consumers including shortened time of onset and improved bioavailability for cannabinoid edibles. Taste is also improved for many bioactive compounds including cannabinoids, in food, beverage, and other ingestible formats.

Lexaria’s patent applications are advancing as the Company continues to expand its patent portfolio with the strategy of owning the broadest and most important bioscience intellectual property portfolio relating to cannabinoids and other molecules.

The Company has several other patent-pending applications in the U.S. and internationally and believes it is well positioned for allowance of these additional patent claim sets. These patent-pending applications expand the breadth and variety of dosage formats and carrier molecules the Company’s technology can empower.

About Lexaria
Lexaria Bioscience Corp. is a food biosciences company with a proprietary technology for improved delivery of bioactive compounds. The Company’s lipophilic enhancement technology has been shown to enhance the bioavailability of orally ingested cannabinoids, while also masking taste. This technology promotes healthy ingestion methods, lower overall dosing and higher effectiveness in active molecule delivery. The Company’s technology is patent-protected for cannabidiol (CBD) and all other non-psychoactive cannabinoids, and patent-pending for Tetrahydrocannabinol (THC), other psychoactive cannabinoids, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules.
www.lexariabioscience.com

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Bioscience Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that the Company’s technology enables higher rates of absorption of certain molecules such as vitamins and cannabinoids while simultaneously masking and at times even eliminating inherent strong flavors and/or odors typical of those molecules, or that the technology will function in a similar manner if tested with THC, nicotine, or any of the other molecules named in our patent applications. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent applications and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that any license agreement, hemp oil sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors or as a result of the granted patent. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance that Lexaria’s technology will deliver any improvement in taste or bioavailability with any reliability nor across any product category. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any hemp oil or cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever, nor that any patent application in the USA or any other nation or under any treaty will result in the award of an actual patent; nor that an award of any actual patent will protect against challenges from unknown third parties. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria Energy Foods and ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.